DEFINITIVE COPIES
                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the registrant  (X)
Filed by a party other than the registrant  ( )
Check the appropriate box:
( ) Preliminary proxy statement
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             Tellabs, Inc.
            (Name of Registrant as Specified in Its Charter)

                          Carol Coghlan Gavin
               (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (check the appropriate box):
(X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
    and 0-11.
(1) Title of each class of securities to which transaction
    applies:
    --------------------------------------------------------------------
(2)	Aggregate number of securities to which transaction applies:
    --------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (1):
    --------------------------------------------------------------------
(4)	Proposed maximum aggregate value of transaction:
    --------------------------------------------------------------------

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
                                 - 0 -
    --------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
                                DEF 14A
    --------------------------------------------------------------------
(3) Filing party:
                             Tellabs, Inc.
    --------------------------------------------------------------------
(4) Date filed:
                             March 21, 1996
    --------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

------------------------------------------------------------------------
Tellabs, Inc., 4951 Indiana Avenue, Lisle, Illinois 60532
------------------------------------------------------------------------
Notice of Annual Meeting of Stockholders To Be Held April 25, 1996
------------------------------------------------------------------------

    The Annual Meeting of Stockholders of Tellabs, Inc., a Delaware corporation, will be held on Thursday, April 25, 1996, at 2:00 p.m. local time, in the Grand Ballroom of the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, for the following purposes:

1. To elect three directors to serve until the 1999 Annual Meeting of Stockholders; and
2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 28, 1996, as the record date for the meeting, and only stockholders of record at that time are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting.
Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

By Order of the Board of Directors,

Carol Coghlan Gavin
Secretary

March 21, 1996

------------------------------------------------------------------------
Proxy Statement
------------------------------------------------------------------------

Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois 60532

    The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. on Thursday, April 25, 1996.

    Only stockholders of record as of the close of business on February 28, 1996, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 88,875,441 shares of common stock outstanding.

    Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR the election of directors.

    Votes cast in person or by proxy at the Annual Meeting of Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting.

    A separate notice of stockholders meeting, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program (the "Program"). Pursuant to the Program, each participant is entitled to direct the trustee with respect to voting of the shares of common stock allocated to the participant's accounts. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received, and will vote shares with respect to which no instructions are received in the same proportions as the shares with respect to which instructions are received. Program participants should return the proxy as directed therein. Pursuant to the Program, the trustee will not disclose the directions set forth on the proxy to the Company or its directors or officers, except as may otherwise be required by law.

    A copy of the Annual Report of the Company for the fiscal year ended December 29, 1995, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 21, 1996.

------------------------------------------------------------------------
Election of Directors
------------------------------------------------------------------------

    Effective January 1, 1996, the Board of Directors amended the bylaws of the Company to increase the number of directors from eight to nine. Ms. Stephanie Pace Marshall was elected to the Board to fill the vacancy thus created and to serve until the 1996 Annual Meeting of Stockholders. Mr. Robert P. Reuss, previously a Class I director and a director of the Company since 1985, has informed the Company that he will not stand for re-election to the Board, although Mr. Reuss has agreed to continue his relationship with the Company as "Director Emeritus." Therefore, effective as of the 1996 Annual Meeting of Stockholders, the bylaws will be amended to reduce the numbers of directors from nine to eight.

    The Company has three classes of directors, with staggered terms, with the members of each class serving three-year terms. At this Annual Meeting, the terms of the Class I directors will expire.

    The three nominees for Class I director are Brian J. Jackman, Stephanie Pace Marshall and William F. Souders. Each of the nominees is currently a Class I director of the Company. These persons have been nominated for election to three-year terms expiring in 1999 or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class II and Class III directors will continue in office for the remainder of their terms.

    Management is not aware of any other proposed nominees for directors. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management.


                                              Principal Occupation or Employment                Director
Name                              Age                 for Past Five Years                        Since
--------------------------------------------------------------------------------------------------------
Nominees For Election Whose Terms Will Expire In 1999
Brian J. Jackman                  54     President, since 1993, Tellabs Operations, Inc.;         1993
                                         Executive Vice President, 1990-present,
                                         Tellabs, Inc.

Stephanie Pace Marshall           50     Executive Director, since 1986, Illinois                 1996
                                         Mathematics and Science Academy

William F. Souders                67     Chairman and Chief Executive Officer, 1988-1989          1990
                                         (retired), Emery Air Freight Corporation
                                         (air freight carrier); formerly Executive Vice
                                         President, Xerox Corporation (business machines
                                         and systems)

Class III Directors Continuing in Office Until 1998

Michael J. Birck                  58     President and Chief Executive Officer, Tellabs, Inc.     1975

Frederick A. Krehbiel             54     Chairman of the Board, since 1993, Vice Chairman,        1985
                                         1988-1993, Chief Executive Officer, since 1988,
                                         Molex Incorporated (electrical components
                                         manufacturer)

Class II Directors Continuing in Office Until 1997

John D. Foulkes, Ph.D.            71     Director of Engineering Studies (retired),               1988
                                         University of Puget Sound; Professor (retired),
                                         University of Washington

Peter A. Guglielmi                53     President, since 1993, Tellabs International, Inc.;      1993
                                         Executive Vice President, Chief Financial Officer,
                                         1990-present, Secretary, 1988-1993, Treasurer,
                                         1988-present, Tellabs, Inc.


Thomas H. ("Tommy") Thompson      68     Chairman of the Board, 1990-1991, President and          1987
                                         Chief Executive Officer, 1989-1991 (retired),
                                         Bio-Recovery Systems, Inc. (industrial waste water
                                         treatment systems); formerly President, Rio Grande
                                         Technology Foundation (educational and economic
                                         development research); formerly Vice President,
                                         AT&T Information Systems, Inc. (telecommunications)
--------------------------------------------------------------------------------------------------------

    Mr. Birck is currently also a director of USF&G Corporation, Molex Incorporated, Duplex Products, Inc. and Professional Training Centers, Inc. Mr. Krehbiel is a director of Molex Incorporated, A. M. Castle & Co., Northern Trust Corporation and Nalco Chemical Company. Mr. Foulkes is a director of Dantel, Inc. Mr. Souders is a director of Science Management Corporation. Ms. Marshall is a director of CBI Industries, Inc. Mr. Guglielmi is a director of The Cherry Corporation and Internet Communications Corporation. Mr. Jackman is a director of Universal Electronics Inc. and Advanced Fibre Communications, Inc. No director has any family relationship with any other director.

    The Board of Directors has a standing Audit Committee, the members of which are Messrs. Krehbiel and Souders. The Audit Committee is responsible for reviewing the auditor's examination and reporting to the Board with respect thereto. In addition, the Board has a standing Compensation Committee, the members of which, during 1995, were Messrs. Foulkes, Krehbiel, Reuss, Souders and Thompson. Effective January, 1996, Ms. Marshall became a member of the Compensation Committee. The Compensation Committee is responsible for determining compensation for the executive officers of the Company and for administering the Company's stock option plans. During 1995, seven meetings of the Board of Directors, one meeting of the Audit Committee and four meetings of the Compensation Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which each director served during fiscal 1995.

------------------------------------------------------------------------
Security Ownership of Management and Certain Other Beneficial Owners
------------------------------------------------------------------------

    The table below sets forth certain information as of February 28, 1996, with respect to each person known by the Company to be the beneficial owner of more than five percent of its outstanding shares of common stock, each director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

------------------------------------------------------------------------
                                           Beneficial         Amount of
Name                                       Ownership         Percent (1)
------------------------------------------------------------------------
Michael J. Birck (2)                     10,256,041  (3)       11.1%
Charles C. Cooney                           893,714  (4)         *
Peter A. Guglielmi                          252,976  (5)         *
Brian J. Jackman                            215,271  (6)         *
Frederick A. Krehbiel                        84,000  (7)         *
Robert P. Reuss                              39,200  (8)         *
Jon C. Grimes                                36,348  (9)         *
William F. Souders                           36,000 (10)         *
Thomas H. ("Tommy") Thompson                 19,100 (11)         *
John D. Foulkes, Ph.D.                       15,200 (12)         *
Stephanie Pace Marshall                           0              *
All current executive officers           12,313,188 (14)       13.4%
and directors as a group
(19 persons) (13)
------------------------------------------------------------------------

(1) Based on 88,875,441 shares of common stock outstanding as of February 28, 1996, and 3,280,739 shares which may be acquired under stock options exercisable within 60 days of such date. All figures reported herein reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective May 19, 1995.

(2)  The address of Mr. Birck is 4951 Indiana Avenue, Lisle, Illinois
     60532.
(3) Includes 792,000 shares held by Mr. Birck's wife. Mr. Birck disclaims beneficial ownership of such shares.
(4) Includes 807,286 shares held by Mr. Cooney as trustee of a trust and 86,250 shares which Mr. Cooney has rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 28, 1996.
(5) Includes 229,000 shares which Mr. Guglielmi has rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 28, 1996.
(6) Includes 195,000 shares which Mr. Jackman has rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 28, 1996.
(7) Includes 6,000 shares which Mr. Krehbiel has rights to acquire under currently exercisable stock options.
(8) Includes 18,000 shares which Mr. Reuss has rights to acquire under currently exercisable stock options.
(9) Includes 60 shares held by Mr. Grimes' daughter. Mr. Grimes disclaims beneficial ownership of such shares. Also includes 35,000 shares which Mr. Grimes has rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 28, 1996.
(10) Includes 18,000 shares which Mr. Souders has rights to acquire under currently exercisable stock options.
(11) Includes 12,000 shares which Mr. Thompson has rights to acquire under currently exercisable stock options.
(12) Includes 3,200 shares held by Mr. Foulkes as trustee of a trust for the benefit of his minor grandchildren. Mr. Foulkes disclaims beneficial ownership of such shares. Also includes 6,000 shares which Mr. Foulkes has rights to acquire under currently exercisable stock options.
(13) All such persons filed on a timely basis all reports required by
     Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.
(14) Includes 795,260 shares of which Messrs. Birck, Grimes and Foulkes disclaim beneficial ownership as noted above. Also includes 950,350 shares which certain officers have rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 28, 1996. Also includes 60,000 shares which certain outside directors have rights to acquire under stock options, as noted above.

------------------------------------------------------------------------
Executive Compensation
------------------------------------------------------------------------

    The table below sets forth certain information for fiscal years 1995, 1994 and 1993 with respect to the annual and other compensation paid by the Company to (i) the chief executive officer and (ii) the other four executive officers of the Company who were most highly compensated in fiscal 1995 (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

------------------------------------------------------------------------
Summary Compensation Table
------------------------------------------------------------------------
                                                                                               Long Term
                                                                                              Compensation
                                                Annual Compensation                              Awards
-----------------------------------------------------------------------------------------------------------------------------
Name                                                                                           Securities
and                                                                            Other           Underlying
Principal                                                                      Annual           Options/         All Other
Position                                Year      Salary       Bonus       Compensation(1)      SARs #(2)     Compensation(1)
-----------------------------------------------------------------------------------------------------------------------------
Michael J. Birck                        1995     $341,354     $150,000        $ 18,621                0          $129,351
President                               ----
and Chief Executive Officer             1994     $317,304     $165,000        $ 13,036                0          $110,429
                                        ----
                                        1993     $291,339     $ 90,000        $ 10,250                0          $ 98,131
                                        ----


Brian J. Jackman                        1995     $234,808     $110,000        $ 13,519           20,000          $ 54,970
President,                              ----
Tellabs Operations, Inc.                1994     $220,385     $115,000        $ 10,908                0          $ 48,414
                                        ----
                                        1993     $204,808     $ 63,000        $  7,484           80,000          $ 26,159
                                        ----


Peter A. Guglielmi                      1995     $234,808     $100,000        $ 12,797           20,000          $ 44,583
President,                              ----
Tellabs International, Inc.             1994     $220,385     $115,000        $  8,463                0          $ 40,066
and Chief Financial Officer             ----
                                        1993     $204,808     $ 63,000        $  7,348           80,000          $ 24,328
                                        ----


Charles C. Cooney                       1995     $158,922     $ 65,000        $  8,587           10,000          $ 22,561
Vice President,                         ----
Sales and Service,                      1994     $153,462     $ 80,000        $  5,370                0          $ 18,819
Tellabs Operations, Inc.                ----
                                        1993     $148,269     $ 70,000        $  6,332           40,000          $ 17,863
                                        ----


Jon C. Grimes                           1995     $163,269     $ 52,000        $  5,211           10,000          $ 26,524
Vice President and General Manager,     ----
Network Access Systems Division,        1994     $158,154     $ 56,000        $  4,570                0          $ 23,585
Tellabs Operations, Inc.                ----
                                        1993     $151,231     $ 46,200        $  4,751           40,000          $ 17,952
                                        ----
-----------------------------------------------------------------------------------------------------------------------------

1. Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. All Other Compensation for 1995 includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan to provide benefits in excess of applicable tax law limitations, premiums paid for life insurance policies owned by the Named Executive Officers, matching contributions under the Company's Profit Sharing and Savings Plan, and contributions under the Company's Retirement Plan in the respective amounts of $21,568, $15,528, $20,294, $4,500 and $6,000 for Mr. Birck; $22,358, $8,282,
    $13,830, $4,500 and $6,000 for Mr. Jackman; $19,681, $3,737,
    $10,665, $4,500 and $6,000 for Mr. Guglielmi; $0, $0, $12,061,
    $4,500 and $6,000 for Mr. Cooney; and $6,766, $2,143, $7,115, $4,500
    and $6,000 for Mr. Grimes. All Other Compensation for 1995 for Mr. Birck also includes $61,461, which represents the present value to Mr. Birck of premiums paid by the Company with respect to a split dollar life insurance arrangement between the Company and Mr. Birck. The present value was calculated as an interest-free loan of the whole life portion of the premium over the maturation of the policy. Mr. Birck pays the term portion of the premium.

2. Figures reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective May 19, 1995.


    The table below sets forth certain information with respect to stock options granted during fiscal 1995 to the Named Executive Officers under the Company's employee stock option plans.

------------------------------------------------------------------------
Options/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------

                                                                                   Potential Realizable
                                                                                     Value at Assumed
                                                                                  Annual Rates of Stock
                                                                                  Price Appreciation for
                                    Individual Grants(1)                              Option Term(2)
----------------------------------------------------------------------------------------------------------------
                                         % of Total
                                        Options/SARs
                      Options/SARs       Granted to       Exercise or
                        Granted          Employees        Base Price      Expiration
Name                     (#)(1)        in Fiscal Year      ($/Share)         Date         5%($)         10%($)
----------------------------------------------------------------------------------------------------------------
Michael J. Birck          -0-               N/A             N/A            N/A           N/A          N/A

Brian J. Jackman         20,000             4.8%            $33.375        4/25/05       $420,525     $1,061,325

Peter A. Guglielmi       20,000             4.8%            $33.375        4/25/05       $420,525     $1,061,325

Charles C. Cooney        10,000             2.4%            $33.375        4/25/05       $210,263     $  530,663

Jon C. Grimes            10,000             2.4%            $33.375        4/25/05       $210,263     $  530,663
----------------------------------------------------------------------------------------------------------------

1. All options reported were granted on April 25, 1995 (and have been adjusted to reflect the 2-for-1 stock split in the form of a stock dividend effective May 19, 1995) and become exercisable in cumulative annual installments of 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the grant date. No stock appreciation rights were granted during fiscal 1995.

2. The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.



    The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal 1995 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal 1995.

------------------------------------------------------------------------
Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
Option/SAR Value
------------------------------------------------------------------------

                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised                In-the-Money
                                                               Options/SARs at                   Options/SARs at
                                                                FY-End (#)(1)                     FY-End ($)(2)
---------------------------------------------------------------------------------------------------------------------------

                     Number of Securities
                     Underlying Options/      Value Realized
Name                 SARs Exercised (#)(1)         ($)         Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Michael J. Birck             50,000             $1,235,938             0              0        $        0      $        0

Brian J. Jackman             15,000             $  443,750       195,000         90,000        $6,341,665      $2,170,625

Peter A. Guglielmi          195,000             $6,055,836       239,000         90,000        $8,020,934      $2,170,625

Charles C. Cooney                 0             $        0       113,750         41,250        $3,722,889      $  958,047

Jon C. Grimes                40,000             $  825,938        40,000         45,000        $1,288,437      $1,085,313
---------------------------------------------------------------------------------------------------------------------------

1. All figures have been adjusted to reflect the effect of the 2-for-1 stock split in the form of a stock dividend, effective May 19, 1995.

2. The value of unexercised options and SARs at the end of fiscal 1995 is based on the closing price of $37.00 reported on the Nasdaq National Market System ("Nasdaq/NMS") on December 29, 1995, the last trading day of fiscal 1995.

------------------------------------------------------------------------
Employment Agreements
------------------------------------------------------------------------

    The Company has entered into Employment Agreements (the "Agreements") with each of the Named Executive Officers. These Agreements become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The Agreements provide for (i) an employment term of three years, in the event of a change in control not approved in advance by the Board of Directors, or one year, in the event of a change in control approved in advance by the Board of Directors, in either case commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual's employment is terminated within such employment term, he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) an amount equal to 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) of bonus at the greater of (A) the monthly rate of the target bonus payment for the bonus period immediately prior to his termination date, or (B) the estimated amount of the target bonus for the period which includes his termination date; and, (iii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (or 12 months, if the change in control is approved in advance by the Board of Directors). In addition, the Company will be obligated to continue to maintain the individual's employee benefits for such 36-month period (or 12-month period, if the change in control is approved in advance by the Board of Directors) and to pay to the individual the amount of any excise taxes, together with the additional income tax related thereto, imposed upon the payments and benefits provided under the Agreements.

------------------------------------------------------------------------
Director Compensation
------------------------------------------------------------------------

    During 1995, each director who is not an officer of the Company was paid an annual retainer of $15,000 plus a fee of $1,500 and expenses for each Board of Directors meeting attended. No fees are paid for attendance at Audit Committee and Compensation Committee meetings.

    The Company's 1987 Stock Option Plan for Non-Employee Corporate Directors (the "1987 Plan") provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Plan provides that each non-employee director, on the date such person becomes a non-employee director, will be granted options to purchase 10,000 shares of the Company's stock and, provided such person is still serving as a non-employee director, automatically will be granted options to purchase 6,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted. Under the terms of the 1987 Plan, all figures were automatically adjusted to reflect the effect of the 3-for-2 stock split in the form of a stock dividend effective November 19, 1993, the 2-for-1 stock split in the form of a stock dividend effective May 20, 1994, and the 2-for-1 stock split in the form of a stock dividend effective May 19, 1995. During 1995, the Board of Directors amended the 1987 Plan to reduce the number of shares in the initial grant from 30,000 to 10,000.

    The options for the initial 10,000 shares become exercisable in cumulative annual installments equal to one-third of the total number of shares covered. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant.

    Options granted under the 1987 Plan may not be assigned and, during the lifetime of the director, may be exercised only by him or her. If a director ceases to be a director of the Company for any reason other than death or disability, the option may be exercised, subject to the expiration date of the option, for three months after such termination, but only to the extent it was exercisable on the date of termination.
If a directorship is terminated because of death or disability, the option may be exercised subject to the expiration date of the option, for up to one year after such termination, but only to the extent it was exercisable on the date of death or disability.

------------------------------------------------------------------------
Compensation Committee Interlocks and Insider Participation
------------------------------------------------------------------------

    All decisions regarding the compensation of the executive officers of the Company were made by the Compensation Committee, which is comprised entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, he did not participate in the Committee's deliberations with respect to his own compensation. During 1995, Mr. Birck became a director of Molex Incorporated and is a member of its compensation committee. Mr. Krehbiel is the chief executive officer of Molex Incorporated and served on the Company's Compensation Committee during 1995.

    Under final Internal Revenue Service ("IRS") rules which become applicable to the Company during 1996, Mr. Krehbiel may no longer qualify as an "outside director" for purposes of Internal Revenue Code ("Code") Section 162(m) due to business transactions in the ordinary course between the Company and Molex Incorporated. As a result, the Board of Directors appointed Ms. Marshall to the Compensation Committee in January 1996 to replace Mr. Krehbiel to maintain the Compensation Committee's status as a committee of "outside directors" under the IRS rules so that awards made by the Compensation Committee under the Company's stock option plans will qualify as "performance-based compensation" not subject to the tax deduction limitation of Code
Section 162(m).

------------------------------------------------------------------------
Compensation Committee Report on Executive Compensation
------------------------------------------------------------------------

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

    The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of executive team objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company's management will focus on meeting both financial and executive team goals which, in turn, should enhance stockholder values. The Company's compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, annual incentives in the form of fiscal year-end bonuses, and long-term compensation consisting of options and SARs awarded under the Company's stock option plans.

    In determining base salaries for the executive officers, including the Named Executive Officers, for 1995, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year, such executive officer's salary history and, to a lesser extent, market survey data for comparable positions. Mr. Birck's 1995 base salary was set based upon a consideration of the same factors.

    Annual bonus payments are awarded to the executive officers following an assessment by the Compensation Committee of the Company's financial performance relative to that year's plan, the achievement of executive team objectives, and the individual performance of each executive officer. Achievement of the financial objective is a prerequisite to the funding of a bonus pool. Once that financial objective is met, each of the team objectives accounts for a percentage of the target pool. Individual performance and overachievement of the financial objective are considered in determining whether bonuses in excess of the target will be granted.

    For 1995, individual pay-outs were targeted at 30 percent of annual salary and were contingent on achievement of both financial and team performance objectives. The financial objective was set as achievement of a predetermined level of earnings per share. The team performance objectives (which were each given equal weight) were (i) the achievement of substantial progress toward becoming a more global organization; (ii) the achievement of ISO 9001 certification for the Company's Illinois facilities; and (iii) the establishment of certain people management programs.

    Because the financial objective was exceeded, and the team objectives were achieved, the Compensation Committee awarded bonuses in excess of 30 percent to each of the Named Executive Officers, including Mr. Birck.

    The final piece of the compensation package for executive officers is awards under the Company's stock option plans. In general, the Company has used stock options and SARs as an integral part of its compensation programs for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company's future and compensation opportunities directly aligned with the creation of stockholder value. The Compensation Committee granted options to each of the executive officers, including the Named Executive Officers other than Mr. Birck, during fiscal 1995 in furtherance of this long-standing philosophy. The number of options granted to each executive officer reflects the Compensation Committee's assessment of the particular officer's level of responsibility. In light of Mr. Birck's personal holdings of Company stock, the award of options or SARs was not deemed necessary by the Compensation Committee in order to provide the incentives fostered by grants to the other executive officers.

    Effective April 25, 1995, the Compensation Committee elected to expand the compensation program by adopting guidelines to encourage outright share ownership by the executive officers. Starting in February, 1997, the Compensation Committee will consider whether the executive officer has met the guidelines in deciding whether to grant additional stock options to such officer.

    The Compensation Committee does not believe that the provisions of Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

March 21, 1996              John D. Foulkes, Ph.D.,
                            Frederick A. Krehbiel,
                            Robert P. Reuss,
                            William F. Souders and
                            Thomas H. Thompson
                            Members of the Compensation
                            Committee as of December 29, 1995.


------------------------------------------------------------------------
Performance Graph
------------------------------------------------------------------------

    The graph below sets forth a comparison of the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq/NMS Market Index, a broad-based market index, and the Dow Jones Communications Technology Group, a peer group of common stocks of 203 communications technology manufacturers, for the five-year period beginning January 1, 1991.

                 A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON

                          STOCK PERFORMANCE IN DOLLARS
------------------------------------------------------------------------------------------------
Company                  1990         1991         1992         1993         1994         1995
------------------------------------------------------------------------------------------------
Tellabs, Inc.            100         144.17       165.00       472.25      1,114.42     1,479.23

Peer Group Index         100         137.99       186.72       234.06        248.76       326.63

Nasdaq Market Index      100         128.38       129.64       155.50        163.26       211.77
------------------------------------------------------------------------------------------------
        Assumes $100 invested on January 1, 1991, dividends reinvested, fiscal year ending December 29, 1995

------------------------------------------------------------------------
Selection of Auditors
------------------------------------------------------------------------

    The Company has selected Grant Thornton LLP, independent public accountants, as the Company's independent auditors in 1996, as it did for 1995 and prior years. A representative of Grant Thornton LLP is expected to be present at the meeting to answer appropriate questions and, if the representative so desires, to make a statement.


------------------------------------------------------------------------
Other Matters
------------------------------------------------------------------------

    Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.


------------------------------------------------------------------------
Cost of Solicitation
------------------------------------------------------------------------

    This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefor. The cost of any such additional solicitation will be borne by the Company.

------------------------------------------------------------------------
Stockholder Proposals
------------------------------------------------------------------------

    For inclusion in the Company's proxy statement and form of proxy with respect to the 1997 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 21, 1996.

    To nominate one or more directors for consideration at the 1997 Annual Meeting of Stockholders, a stockholder must provide notice of the intent to make such nomination or nominations by personal delivery or by mail to the Secretary of the Company not later than November 21, 1996. The Company's bylaws set specific requirements which such written notice must satisfy. Copies of those requirements will be sent to any stockholder upon written request.

By Order of the Board of Directors,


Carol Coghlan Gavin
Secretary

March 21, 1996

------------------------------------------------------------------------
APPENDIX
------------------------------------------------------------------------

Appendix 1.     Proxy Card

                               Appendix 1
                               ----------

                                 PROXY
               4951 Indiana Avenue, Lisle, Illinois 60532
           This Proxy is Solicited By the Board of Directors

    The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Michael J. Birck and Peter A. Guglielmi, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, on Thursday, April 25, 1996, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors.

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         "FOR" THE LISTED PROPOSAL.
             PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER
                         USING DARK INK ONLY.  (X)

1.  Election of Three Directors     ( ) FOR all nominees listed     ( ) WITHHOLD AUTHORITY
                                        below (except as marked         to vote for all
                                        to the contrary below).         nominees listed below.

      Brian J. Jackman, Stephanie Pace Marshall and William F. Souders

         (To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

         ---------------------------------------------------------


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

DATED -------------------, 1996

-----------------------------------------------

-----------------------------------------------
Signature of Stockholder(s)

Please sign name exactly as imprinted (do not print). Please indicate any change in address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.